UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

FALCON’S BEYOND GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41833	92-0261853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1768 Park Center Drive

Orlando, FL 32835
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (407) 909-9350

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FBYD	The Nasdaq Stock Market LLC
Warrants exchangeable for 0.25 shares of Class A Common Stock on October 6, 2028	FBYDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Series B Preferred Stock Subscription Agreement

On September 8, 2025, Falcon’s Beyond Global, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors, including Infinite Acquisitions Partners LLC, a greater than 5% shareholder and creditor of the Company (“Infinite Acquisitions”), and Gino P. Lucadamo, a director of the Company (collectively, the “Investors”), pursuant to which, on such date, the Company issued and sold to the Investors, and the Investors subscribed for and purchased, an aggregate of approximately $28.7 million of shares of a newly created series of preferred stock, par value $0.0001 per share, designated as “11% Series B Cumulative Convertible Preferred Stock” (the “Series B Preferred Stock”), at a purchase price of $5.00 per share, for an aggregate of 5,747,742 shares of Series B Preferred Stock. Pursuant to the Subscription Agreements, the purchase price for the Series B Preferred Stock could paid in cash or through the exchange of outstanding indebtedness. Upon the closing of the transactions contemplated by the Subscription Agreements, the Company received an aggregate of approximately $8.2 million in cash and the exchange and forgiveness of an aggregate of $20.5 million of outstanding indebtedness (as described in more detail below).

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in their entirety by the full text of the Form of Subscription Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.

Debt Exchange Agreement

In connection with the Subscription Agreements, on September 8, 2025, the Company entered into a Debt Exchange Agreement (the “Debt Exchange Agreement”) with Infinite Acquisitions, pursuant to which, on such date, Infinite Acquisitions exchanged, discharged, and forgave an aggregate of approximately $20.5 million of indebtedness owed by the Company or one of its subsidiaries to Infinite Acquisitions, in consideration for the issuance by the Company to Infinite Acquisitions of $20.5 million of shares of Series B Preferred Stock, at a per share price of $5.00, for an aggregate of 4,092,326 shares of Series B Preferred Stock. Such exchanged indebtedness includes (i) $14,961,632, constituting the entire amount outstanding under the loan agreement, dated September 30, 2024, by and between Infinite Acquisitions, as lender, and Katmandu Group, LLC, a subsidiary of the Company, as borrower, and (ii) $5,500,000 of the amount outstanding under the line of credit loan by and between Infinite Acquisitions, as lender, and Falcon’s Beyond Global, LLC, a subsidiary of the Company, as borrower.

The foregoing description of the Debt Exchange Agreement does not purport to be complete and is qualified in their entirety by the full text of the Debt Exchange Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated by reference in this Item 3.02. On September 8, 2025, the Company closed on the sale of 5,747,742 shares of Series B Preferred Stock pursuant to the Subscription Agreements. The Series B Preferred Stock was issued to the Investors in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03 Material Modification to Rights of Security Holders

The information contained in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03. Following the issuance by the Company of the shares of Series B Preferred Stock in accordance with the Subscription Agreements, the ability of the Company to declare or pay dividends on shares of its common stock, or any shares of other stock of the Company that rank junior to or on parity with the Series B Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon the liquidation, dissolution or winding up of the Company, is subject to certain restrictions in the event that the Company does not declare and pay (or set aside) dividends on the Series B Preferred Stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the issuance and sale of the Series B Preferred Stock, the Company filed the Certificate of Designation of the Series B Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware on September 8, 2025. The Certificate of Designation designates and authorizes the issuance of up to 8,000,000 shares of Series B Preferred Stock and sets forth the rights, preferences, and privileges of the Series B Preferred Stock.

The Series B Preferred Stock will rank senior to the shares of the Company’s common stock with respect to the payment of dividends and the distribution of assets upon a liquidation, dissolution or winding up of the Company. The Series B Preferred Stock will initially have a liquidation preference equal to the greater of $5.00 per share, plus accrued and unpaid dividends, or the amount per share as would have been paid had all shares of Series B Preferred Stock been converted into shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) immediately prior to the liquidation event.

The Series B Preferred Stock has an annual cumulative dividend rate of 11% of the $5.00 per share liquidation preference, which accrues quarterly. Prior to January 1, 2027, accrued dividends will be paid in the form of shares of Series B Preferred Stock (the “Dividend Shares”), provided that the Company may upon two business days’ prior notice pay any quarterly dividend in cash, and the Company shall pay such dividend in cash (or portion thereof) if the issuance of Dividend Shares, in whole or in part, would require the Company to obtain shareholder approval under applicable law if such shareholder approval has not been obtained. On and after January 1, 2027, all dividends accrued after such date will be paid in cash. With respect to any dividends not declared and paid in Dividend Shares or cash, the dollar amount of such dividends will be added to the liquidation preference of each share of Series B Preferred Stock.

The Series B Preferred Stock will convert into shares of Class A Common Stock automatically on the third anniversary of the original issuance date thereof, if at any time the volume weighted average sale price of one share of Class A Common Stock equals or exceeds $10.00 per share (as adjusted to reflect any stock splits, revers stock splits, stock dividends, or similar transactions) for a period of at least 21 trading days out of 30 consecutive trading days. The holders of Series B Preferred Stock do not have the right to elect to convert the Series B Preferred Stock.

The holders of Series B Preferred Stock have the right to vote on an as-converted to Class A Common Stock basis on all matters presented to the Company’s stockholders. Additionally, holders of Series B Preferred Stock have customary protective provisions.

A copy of the Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit Number	Description
3.1	Certificate of Designation of 11% Series B Cumulative Convertible Preferred Stock.
10.1	Form of Subscription Agreement.
10.2	Debt Exchange Agreement, dated September 8, 2025, by and between Falcon’s Beyond Global, Inc. and Infinite Acquisitions Partners, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2025	FALCON’S BEYOND GLOBAL, INC.

	By:	/s/ Bruce A. Brown
	Name:	Bruce A. Brown
	Title:	Chief Legal Officer and Corporate Secretary

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